Exhibit (a)(13)

EchoStar Corporation

Announces Expiration of Exchange Offers and Consent Solicitations Relating to Existing Notes

Englewood, Colo., Feb. 12, 2024 —EchoStar Corporation (Nasdaq: SATS) (“EchoStar”), a global, fully integrated communication and content delivery leader and provider of technology, spectrum, engineering, manufacturing, networking services, television entertainment and connectivity bolstered by its merger with DISH Network Corporation (“DISH”), today announced the expiration and termination of its previously announced offers to exchange (i) any and all of the 0% Convertible Notes due 2025 (the “DISH Network 2025 Notes”) issued by its subsidiary DISH and (ii) any and all of the 3.375% Convertible Notes due 2026 issued by DISH (the “DISH Network 2026 Notes,” and together with the DISH Network 2025 Notes, the “Existing Notes”), each for 10.00% Senior Secured Notes due 2030 to be issued by EchoStar Corporation (the “EchoStar Notes”) and the concurrent consent solicitations, in each case, pursuant to the terms described in a preliminary prospectus and consent solicitation statement, dated January 12, 2024.

Each exchange offer and consent solicitation was conditioned upon, among other things, at least a majority of the outstanding principal amount of the applicable series of Existing Notes being validly tendered and not properly withdrawn prior to the expiration of the applicable exchange offer (the “Minimum Tender Condition”). The exchange offers and consent solicitations expired immediately following 11:59 p.m., Eastern Time, on February 9, 2024 (the “Expiration Date”). As of the Expiration Date, holders of the Existing Notes had not tendered sufficient Existing Notes to meet the Minimum Tender Condition with respect to either exchange offer. Accordingly, EchoStar terminated the exchange offers and consent solicitations following the Expiration Date.

Because the Minimum Tender Condition was not satisfied as of the Expiration Date, EchoStar will not accept any Existing Notes tendered for exchange, and all Existing Notes tendered pursuant to the exchange offers will be promptly returned to their holders. No consideration will be paid or become payable to holders of the Existing Notes who tendered their Existing Notes in the exchange offers.

This press release is for informational purposes only and shall not constitute an offer to sell nor a solicitation of an offer to buy any securities in the United States and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale would be unlawful.

About EchoStar Corporation

EchoStar Corporation (Nasdaq: SATS) is a premier provider of technology, networking services, television entertainment and connectivity, offering consumer, enterprise, operator and government solutions worldwide under its EchoStar®, Boost Mobile®, Boost Infinite, Sling TV, DISH TV, Hughes®, HughesNet®, HughesON™, and JUPITER™ brands. In Europe, EchoStar operates under its EchoStar Mobile Limited subsidiary and in Australia, the company operates as EchoStar Global Australia. For more information, visit www.echostar.com and follow EchoStar on X (Twitter) and LinkedIn.

Forward-looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, in particular, statements about plans, objectives and strategies, growth opportunities in our industries and businesses, our expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as "future," "anticipate," "intend," "plan," "goal," "seek," "believe," "estimate," "expect," "predict," "will," "would," "could," "can," "may," and similar terms. These forward-looking statements are based on information available to us as of the date hereof and represent management's current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors. Additional information concerning these risk factors is contained in each of EchoStar's and DISH Network's most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in EchoStar's subsequent Current Reports on Form 8-K, and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Should one or more of the risks or uncertainties described herein or in any documents we file with the SEC occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.